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                                                                   Exhibit 10.9


                          COOKER RESTAURANT CORPORATION

                        1992 DIRECTORS STOCK OPTION PLAN

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                                JANUARY 13, 1992

                        FURTHER AMENDED JANUARY 17, 1994
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                            AMENDED JANUARY 20, 1997

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                                P R E A M B L E :


      1. The Company desires to attract and retain capable directors and to provide them with long term incentives to continue their services to the Company, to maximize the value of the Company to its shareholders and to acquire a continuing ownership interest in the Company.

      2. The Company has determined that the foregoing objectives will be promoted by granting Options (as hereinafter defined) under this Plan to the Directors of the Company who are not Employees, pursuant to this Plan.

                                   T E R M S :

      ARTICLE 1. DEFINITIONS.

      Section 1.1. GENERAL. Certain words and phrases used in this Plan shall have the meanings given to them below in this section:

      "Board of Directors" means the board of directors of Cooker.

      "Change in Control" means (a) the acquisition by any person (defined for the purposes of this Section to mean any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than Cooker or an employee benefit plan created by its Board of Directors for the benefit of its Employees, either directly or indirectly, of the beneficial ownership (determined under Rule 13d-3 of the Regulations promulgated by the Securities and Exchange Commission ("SEC") under Section 13(d) of the Exchange
Act) of securities issued by Cooker having 20% or more of the voting power of all the voting securities issued by Cooker in the election of directors at the next meeting of the holders of voting securities to be held for such purpose, and such person acquired such beneficial ownership without the prior consent of the Board of Directors; (b) the election of a majority of the directors elected at any meeting of the holders of voting securities of Cooker who are persons who were not nominated for such election by the Board of Directors or a duly constituted committee of the Board of Directors; or (c) the merger or consolidation with or transfer of substantially all of the assets of Cooker to another person and the Board of Directors does not adopt a resolution, before Cooker enters into any agreement for such merger, consolidation or transfer, determining that it is not a Change in Control.

      "Code" means the Internal Revenue Code of 1986 and the regulations thereunder, as now in effect or hereafter amended.

      "Date of Grant" means the date of each annual meeting of the Shareholders of Cooker at which Directors are elected.


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      "Director" means a member of the Board of Directors.

      "Effective Date" means the date this Plan was adopted by the Board of Directors.

      "Eligibility Year" means with respect to a Date of Grant the most recently ended fiscal year of the Company.

      "Employee" means any employee of Cooker or any Subsidiary of Cooker.

      "Exercise Price" means with respect to an Option, the amount of consideration that must be delivered to the Company in order to purchase a single Share thereunder.

      "Fair Market Value of a Share" means (a) if the Shares are listed or admitted to trading on a national securities exchange or the NASDAQ -National Market System, the per Share closing price regular way on the principal national securities exchange or the NASDAQ - National Market System on which the Shares are listed or admitted to trading on the day prior to the date of determination or, if no closing price can be determined for the date of determination, the most recent date for which such price can reasonably be ascertained, or (b) if the Shares are not listed or admitted to trading on a national securities exchange or the NASDAQ - National Market System, the mean between the representative bid and asked per Share prices in the over-the-counter market at the closing of the day prior to the date of determination or the most recent such bid and asked prices then available, as reported by NASDAQ or if the Shares are not then quoted by NASDAQ as furnished by any market maker selected from time to time by Cooker for that purpose.

      "Grantee" means any Director to whom an Option has been granted and any heir or legal representative to whom an Option has been transferred by will or the laws of descent and distribution.

      "Officer" means an officer of the Company as defined in 17 C.F.R. Section 240.16a-1(f) as now in effect or hereafter amended.

      "Option" or "Stock Option" means a right granted under the Plan to a Participant to purchase a stated number of Shares.

      "Option Certificate" means a certificate of the Company evidencing an Option substantially in the form adopted by the Board of Directors.

      "Parent" means a parent of a given corporation as such term is defined in
Section 424(e) of the Code.

      "Participant" means a person who is eligible to receive and has received an Option under the Plan.

      "Plan" means the Original Plan as amended and restated herein and as it may be further amended from time to time.

      "Shares" means Common Shares, without par value, of Cooker.

      "Subsidiary" means a subsidiary of a given corporation as such term is defined in Section 424(f) of the Code.

      Section 1.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

      Section 1.3. EFFECT OF DEFINITIONS. The definitions set forth in Section
1.1 above shall apply equally to the singular, plural, adjectival, adverbial and other forms of any of the words and phrases defined regardless of whether they are capitalized.


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      ARTICLE 2. SHARES.

      Section 2.1. NUMBER. The aggregate number of Shares in respect of which Options may be granted under the Plan shall not exceed Two Hundred Thousand (200,000)*, which number of Shares are hereby reserved for issuance under the Plan out of the authorized but unissued Shares.

      Section 2.2. CANCELLATIONS. If any Options granted under the Plan are canceled, terminate or expire for any reason without having been exercised in full, the Shares related to the unexercised portion of such Option shall be available again for the purposes of the Plan.

      Section 2.3.  ANTI-DILUTION.

             (a) If the Shares are split or if a dividend of Shares is paid on the Shares, the number of Shares for which each then outstanding Option is exercisable and the number of Shares as to which Options may be granted under this Plan shall be automatically increased by the ratio between the number of Shares that are outstanding immediately after such event and the number of Shares that were outstanding immediately before such event and the Exercise Price thereof shall be automatically decreased by the same ratio and if the Shares are combined into a lesser number of Shares, the number of Shares for which each then outstanding Option or SAR is exercisable and the number of Shares as to which Options may be granted under the Plan shall be automatically decreased by such ratio and the Exercise Price thereof shall be automatically increased by such ratio.

             (b) In the event of any other change in the Shares, through recapitalization, merger, consolidation or exchanges of shares or otherwise, there shall automatically be substituted for each Share subject to an unexercised Option and each Share available for additional grants of Awards, the number and kind of shares or other securities into which each outstanding Share was changed; and the Exercise Price shall be increased or decreased proportionally so that the aggregate Exercise Price for the securities subject to each Option shall remain the same as immediately before such event; and the Board of Directors may make such further equitable adjustments in the Plan and the then outstanding Options as it deems necessary and appropriate including, but not limited to, changing the number of Shares reserved under the Plan or covered by outstanding Options, and the Exercise Price of outstanding Options.

      Section 2.3. SOURCE. Except as otherwise determined by the Board of Directors, the Shares issued under the Plan shall be authorized but unissued Shares. However, Shares which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchases on the open market or from private sources, or by issuing authorized but unissued Shares. The proceeds of the exercise of any Award shall be general corporate funds of the Company. No fractional Shares shall be issued or sold under the Plan nor will any cash payment be made in lieu of fractional Shares.

      Section 2.4. RIGHTS OF A SHAREHOLDER. No Grantee or other person claiming under or through any Grantee shall have any right, title or interest in or to any Shares allocated or reserved under the Plan or subject to any Option except as to such Shares, if any, for which certificates representing such Shares have been issued to such Grantee.

      Section 2.5. SECURITIES LAWS. No Option shall be exercised nor shall any Shares or other securities be issued or transferred pursuant to an Option unless and until all applicable requirements imposed by federal and state securities laws and by any stock exchanges upon which the Shares may be listed, have been fully complied with. As a condition precedent to the exercise of an Option or the issuance of Shares pursuant to the grant or exercise of an Option, the Company may require the Grantee to take any reasonable action to meet such requirements including providing undertakings as to the investment intent of the Grantee, accepting transfer restrictions on the Shares issuable thereunder and providing opinions of counsel, in form and substance acceptable to the Company, as to the availability of exemptions from such requirements.

      ARTICLE 3. ELIGIBILITY.

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* This amount was 100,000 and was adjusted to reflect the two-for-one stock split effective March 20, 1992.


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      Section 3.1. DIRECTORS. Only Directors who are not Employees shall be eligible to receive Options.

      ARTICLE 4. STOCK OPTIONS.

      Section 4.1. GRANT. On each Date of Grant, Options relating to Twenty-Four Thousand (24,000)* Shares or such lesser number as remain available for granting under Article 2 above shall be automatically granted, divided into Options for equal numbers of Shares for each Director who is eligible to receive Options under Section 3.1 above and who attended at least seventy five per cent (75%) of the total number of meetings of the Board of Directors (and committees thereof of which he is a member) during the Eligibility Year.

      Section 4.2. EXERCISE PRICE. The Exercise Price of an Option shall be equal to the Fair Market Value of a Share on the Date of Grant.

      Section 4.3. TERM. (a) Each Option shall vest and first become exercisable as to twenty five percent (25%) of the Shares originally subject to the Option upon the convening of each annual meeting of the shareholders of the Company which is held after the Date of Grant if the Grantee is a Director at the time of such convening; and (b) each Option shall lapse and cease to be exercisable upon the expiration of ten (10) years from the Date of Grant. Notwithstanding the foregoing, all Options that have not previously been exercised nor lapsed and ceased to be exercisable shall vest and become exercisable upon the occurrence of any Change in Control; but under no circumstance shall any portion of an Option that has not vested and become exercisable at the time the Grantee ceases to be a Director, for any reason, vest or become exercisable at any time after the Grantee ceases to be a Director.

      Section 4.4. INCENTIVE STOCK OPTIONS. An Option under this Plan shall not be treated as an "incentive stock option" as such term is defined in Section 422(b) of the Code.

      Section 4.5. EXERCISE. An Option shall be exercised by the delivery of the Option Certificate therefor with the notice of exercise set forth on the reverse side thereof properly completed and duly executed by the Grantee named therein to the Secretary or the Treasurer of the Company, together with the aggregate Exercise Price for the number of Shares as to which the Option is being exercised, after the Option has become exercisable and before it has ceased to be exercisable. An Option may be exercised as to less than all of the Shares purchasable thereunder but not for a fractional Share. No Option may be exercised as to less than one hundred (100) Shares unless it is exercised as to all of the Shares then available thereunder. If an Option is exercised as to less than all of the Shares purchasable thereunder, new duly executed Option Certificates reflecting the decreased number of Shares exercisable under such Option, but otherwise of the same tenor, shall be returned to the Grantee. The Exercise Price shall be paid in cash by (a) delivery of a certified or cashier's check payable to the order of the Company in such amount, (b) wire transfer of immediately available funds to a bank account designated by the Company, or (c) reduction of a debt of the Company to the Grantee. Promptly after an Option is properly exercised, the Company shall issue to the Grantee a certificate representing the Shares purchased thereunder.

      Section 4.6. OPTION CERTIFICATES. Promptly after the Date of Grant, Cooker shall duly execute and deliver to the Grantee an Option Certificate setting forth the terms of the Option. No term that does not vary from those set forth in this Plan need be set forth in an Option Certificate. Option Certificates are not negotiable instruments or securities (as such term is defined in Chapter 1308 of the Ohio Revised Code) and may not be transferred except by will or the laws of descent and distribution. Lost and destroyed Option Certificates may be replaced without bond.

      Section 4.7. DISABILITY. If a Grantee is absent from meetings of the Board of Directors because of a physical or mental disability, for purposes of the Plan, such Grantee will not be considered to have ended his service with the Board of Directors while he has that disability, unless he resigns.

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* This amount was 12,000 and was adjusted to reflect the two-for-one stock split effective March 20, 1992.


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      ARTICLE 5. GENERAL PROVISIONS.

      Section 5.1. NO RIGHT TO CONTINUE. Nothing in the Plan or any Award or any instrument executed pursuant to the Plan will confer upon any Participant any right to continue to be a Director of the Company or affect the right of the Shareholders to terminate the directorship of any Participant.

      Section 5.2. LIMITED LIABILITY. The liability of the Company under this Plan or in connection with any exercise of any Option is limited to the obligations expressly set forth in the Plan and in the grant of any Option, and no term or provision of this Plan nor of any Option shall be construed to impose any duty, obligation or liability on the Company not expressly set forth in the Plan or any grant of any Option.

      Section 5.3. ASSUMPTION OF OPTIONS. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the assets of the Company to another corporation, any Options outstanding theretofore granted or sold hereunder must be assumed by the surviving or purchasing corporation, with appropriate adjustments as to the number and kind of shares and price.

      Section 5.4. NO TRANSFER. No Option or other benefit under the Plan may be sold, pledged or otherwise transferred other than by will or the laws of descent and distribution; and no Option may be exercised during the life of the Participant to whom it was granted except by such Participant.

      Section 5.5. EXPENSES. All costs and expenses incurred in connection with the administration of the Plan including any excise tax imposed upon the transfer of Shares pursuant to the exercise of an Option shall be borne by the Company.

      Section 5.6. NOTICES. Notices and other communications required or permitted to be made under the Plan shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by first class mail addressed (a) if to a Grantee, at his residence address set forth in personnel records of the Company or (b) if to the Company, to its Secretary or Treasurer at its principal executive office.

      Section 5.7. THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to give any person other than the Grantees any rights or remedies under this Plan.

      Section 5.8. SATURDAYS, SUNDAYS AND HOLIDAYS. Where this Plan authorizes or requires a payment or performance on a Saturday, Sunday or public holiday, such payment or performance shall be deemed to be timely if made on the next succeeding business day; provided, however, that this Section 5.8 shall not be construed to extend the ten (10) year period referred to in Section 4.3.

      Section 5.9. RULES OF CONSTRUCTION. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Plan. In this Plan words in the singular number include the plural, and in the plural include the singular; and words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender.

      Section 5.10. GOVERNING LAW. The validity, terms, performance and enforcement of this Plan shall be governed by laws of the State of Ohio that are applicable to agreements negotiated, executed, delivered and performed solely in the State of Ohio.

      Section 5.11. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective upon its approval by the affirmative vote of the holders of a majority of the outstanding Shares present, or represented, and entitled to vote at a meeting of the shareholders of Cooker. Options shall be granted before such approval, but all Options so granted shall be conditioned on such approval and shall be void if such approval is not given within twelve (12) months after the Effective Date.


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      Section 5.12. AMENDMENT AND TERMINATION. No Option shall be granted under the Plan more than ten (10) years after the Effective Date of the Plan. The Board of Directors may at any time terminate the Plan, or make such amendment of the Plan as it may deem advisable; provided, however, that no amendment shall be effective without the approval of the shareholders of the Company by the affirmative vote of the holders of a majority of the outstanding Shares present, or represented, and entitled to vote at a meeting of shareholders duly held, if it would:

             (a) materially increase the benefits accruing to Participants under the Plan;

             (b) materially increase the number of Shares which may be issued under the Plan; or

             (c) materially modify the requirements as to eligibility for participation in the Plan; and, further, provided, however, that no amendment or termination of the Plan shall be effective to alter or impair the rights of a Grantee, under any Option granted before the adoption of such amendment or termination by the Board of Directors, without the written consent of such Grantee. No termination or amendment of this Plan or any Option nor waiver of any right or requirement under this Plan or any Option shall be binding on the Company unless it is in a writing duly entered into its records and executed by a duly authorized Officer. The provisions of this Plan setting forth the formulae that determine the Exercise Price of Options granted hereunder, the number of Shares as to which they are exercisable, the times when they are granted and the persons who are Participants may not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Security Income Act of 1974, as amended, or the rules thereunder.


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